SCHEDULE 14A

                         (RULE 14A-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant  x
Filed by a Party other than the Registrant

Check the appropriate box:


     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as  permitted
      by   Rule 14a-6(e)(2))
 x   Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting  Material Pursuant to 240.14a-11(c) or  240.14a-12

                        DILLARD'S, INC.
        (Name of Registrant as Specified In Its Charter)
                        DILLARD'S, INC.
          (Name of Person(s) Filing Proxy Statement,if other than
                             Registrant)

Payment of Filing Fee (Check the appropriate box):

     x     No fee required.

           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1) Title or each class of securities to which transaction applies:

          2)  Aggregate   number   of  securities   to   which
              transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          4)  Proposed maximum aggregate value of transaction:

          5)  Total fee paid:


     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

_______________________________
     1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                        DILLARD'S, INC.
                        PROXY STATEMENT





                        DILLARD'S, INC.
                      POST OFFICE BOX 486
                  LITTLE ROCK, ARKANSAS 72203

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                    TO BE HELD MAY 15, 1999

                        PROXY STATEMENT

DILLARD'S, INC.
POST OFFICE BOX 486
LITTLE ROCK, ARKANSAS 72203



TO THE HOLDERS OF CLASS A AND              Little Rock, Arkansas
CLASS B COMMON STOCK:                             April 15, 1999

      Notice is hereby given that the annual meeting of Stockholders of Dillard's, Inc., will be held at the auditorium of Dillard's Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas on Saturday, May 15, 1999, at 9:30 a.m. for the following purposes:

     1. To elect 15 Directors of the Company (five Directors to represent Class A Stockholders and 10 Directors to represent
Class B Stockholders).

      2.    To  consider  and  act upon  a  proposal  by  certain
Stockholders.

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March
31, 1999, will be entitled to notice of, and to vote at, the meeting.

      Your participation in the meeting is earnestly solicited. If you do not expect to be present in person at the meeting, please sign, date, and fill in the enclosed Proxy and return it by mail in the enclosed envelope to which no postage need be affixed if mailed in the United States of America.


                           By  Order of the Board of Directors



                               JAMES I. FREEMAN
                               Senior Vice President, Chief Financial
                               Officer, Assistant Secretary

                        DILLARD'S, INC.
                      POST OFFICE BOX 486
                  LITTLE ROCK, ARKANSAS 72203
                    Telephone (501) 376-5200


                         April 15, 1999


                        PROXY STATEMENT


      The enclosed Proxy is solicited by and on behalf of the management of Dillard's, Inc. (the "Company"), a Delaware corporation, for use at the annual meeting of stockholders to be held on Saturday, May 15, 1999, at 9:30 a.m. at the auditorium of Dillard's Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas, or at any adjournment or adjournments thereof.

      Any stockholder giving a Proxy has the power to revoke it, at any time before it is voted, by written revocation delivered to the Secretary of the Company. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the Proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors as described herein.

      If matters of business other than those described in the Proxy properly come before the meeting, the persons named in the Proxy will vote in accordance with their best judgment on such matters. The Proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the meeting to be held on May 15, 1999, or any adjournment or adjournments thereof.

     The cost of soliciting Proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit Proxies by telephone, telegraph and personally. These persons will receive no compensation other than their regular salaries. The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fees of such firm are not expected to exceed $6,500.


               OUTSTANDING STOCK; VOTING RIGHTS;
                   VOTE REQUIRED FOR APPROVAL

      The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 1999, will be entitled to notice of, and to vote at, the meeting. At that date, there were 102,906,719 shares of Class A Common Stock outstanding and 4,016,929 shares of Class B Common Stock outstanding.

     Each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in his name except that the holders of Class A Common Stock are empowered as a class to elect one-third of the Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the Directors. Nominees for director of each class, to be elected, must receive a plurality of the votes cast within that class. Cumulative voting for Directors is not permitted. Approval of the Stockholder proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote. Under Delaware General Corporate Law, if shares are held by a broker that has indicated that it does not have discretionary authority to vote on a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to that matter, but such shares will be counted with respect to determining whether a quorum is present. Abstentions will not be counted as votes cast for election of directors and with respect to the Stockholder proposal, abstentions will have the effect of a vote against such proposal.

     The last date for the acceptance of Proxies by management is the close of business on May 14, 1999, and no Proxy received after that date will be voted by management at the meeting.

             PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information regarding persons who beneficially owned five percent (5%) or more of a class of the Company's outstanding voting securities at the close of business on January 30, 1999.

                                           No. of       Percent
Name and Address             Class     Shares Owned   of Class(1)

Sanford C. Bernstein       Class A      8,717,396(2)    8.5%
   & Co., Inc.
767 Fifth Avenue
New York, NY  10153

Dodge & Cox                Class A      5,859,661(2)    5.7%
One Sansome St., 35th Floor
San Francisco, CA  94014

The Prudential Insurance   Class A      8,659,628(2)    8.4%
    Company of America
751 Broad Street
Newark, New Jersey 07102

W.D. Company, Inc.(3)      Class A         41,496        *
Little Rock, Arkansas      Class B      3,985,776       99.2%

*Denotes less than 0.1%

(1) At January 30, 1999 there were a total of 102,906,719 shares of the Company's Class A Common Stock and 4,016,929 shares of the Company's Class B Common Stock outstanding.

(2) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3) William Dillard, Chairman of the Board of Directors of the Company, William Dillard II, Chief Executive Officer, Alex Dillard, President, and Mike Dillard, Executive Vice President, are officers and directors of W.D. Company, Inc. and own 21.3%, 25.1%, 23.3% and 22.0%, respectively, of the outstanding voting stock of W.D. Company, Inc.


                     ELECTION OF DIRECTORS

      Five Directors representing Class A Stockholders and 10 Directors representing Class B Stockholders are to be elected by the Class A Stockholders and the Class B Stockholders, respectively, at the annual meeting for a term of one year and until the election and qualification of their successors. The Proxies solicited hereby will be voted "FOR" the election as Directors of the 15 persons hereinafter identified under "Nominees for Election as Directors" if not specified otherwise. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes. Management has no reason to believe that any substitute nominee will be required.

      In 1998, the Company adopted a resolution amending its by-laws to provide that nominations to represent Class A stockholders shall be of independent persons only. For these purposes, independent shall mean a person who: has not been employed by the Company or an affiliate in any executive capacity within the last five years; was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants; is not employed by a significant customer, supplier or provider of professional services; has no personal services contract with the Company; is not employed by a foundation or university that receives significant grants or endowments from the Company; is not a relative of the management of the Company; is not a shareholder who has signed shareholder agreements legally binding him to vote with management; and is not the chairman of a company on which Dillard's, Inc. Chairman or Chief Executive Officer is also a board member.

     All of the nominees to represent Class A Stockholders listed below qualify as independent persons as defined in the above resolution. Although there is no requirement that nominees to represent Class B Stockholders be independent, over half of all the nominees listed below qualify as independent persons under the above described resolution.

      THE  BOARD  RECOMMENDS  THAT STOCKHOLDERS  VOTE  "FOR"  THE
ELECTION AS DIRECTORS OF THE 15 PERSONS HEREINAFTER IDENTIFIED.


               NOMINEES FOR ELECTION AS DIRECTORS

       The following table briefly indicates the principal occupation of each nominee, the approximate number of shares of Class A and Class B Common Stock of the Company beneficially owned by each nominee as of January 30, 1999, and the year each nominee first was elected as a Director. The table also indicates the approximate number of shares of Class A and Class B Common Stock of the Company beneficially owned by the executive officers named under "Compensation of Directors and Executive Officers" and the number of shares beneficially owned by the directors and executive officers, as a group, as of January 30, 1999.

                                              Shares of
                                             Common Stock
                                             Beneficially    Percent
                      Principal   Director   Owned as of       of
Name             Age  Occupation   Since       1/30/99(1)     Class

William Dillard  84   Chairman of   1964  Class A 1,001,275  (3)  1.0%
(b)(2)                the Board of        Class B 3,985,776  (3) 99.2%
                      the Company

Calvin N. Clyde, 78   Chairman of   1985  Class A    11,087  (4)   *
  Jr.                 the Board,          Class B      None
(b)                   T. B. Butler
                      Publishing
                      Co., Inc.,
                      Tyler, TX

Robert C. Connor 57   Investments   1987  Class A    19,009  (5)    *
(a)                                       Class B      None


Drue Corbusier   52   Executive     1994  Class A   426,584  (6)   .4%
(b)                   Vice President      Class B      None
                      of the Company

Will D. Davis    69   Partner,      1972  Class A    17,040  (7)    *
(a)                   Heath, Davis        Class B      None
                      & McCalla,
                      Attorneys,
                      Austin, TX

Alex Dillard     49   President     1975  Class A 1,197,480  (3)  1.2%
(b)(2)                of the Company      Class B 3,985,776  (3) 99.2%

Mike Dillard     47   Executive     1976  Class A 1,053,509  (3)  1.0%
(b)(2)                Vice President      Class B 3,985,776  (3) 99.2%
                      of the Company

William Dillard  54   Chief         1967  Class A 1,343,445  (3)  1.3%
  II                  Executive Officer   Class B 3,985,776  (3) 99.2%
(b)(2)                of the Company

James I. Freeman 49  Senior Vice    1991 Class A    405,658  (8)   .4%
(b)                  President and       Class B       None
                     Chief Financial
                     Officer of the
                     Company

John Paul        76   Retired Member 1992 Class A     6,000  (9)    *
Hammerschmidt         of Congress         Class B      None
(a)

William B.       55   Vice Chairman, 1985 Class A    12,000 (10)    *
Harrison, Jr.         Chase Manhattan     Class B      None
(a)                   Corporation
                      New York, NY

John H. Johnson  81   President     1986  Class A     9,000 (11)    *
(a)                   and Publisher,      Class B      None
                      Johnson
                      Publishing
                      Company, Inc.,
                      Chicago, IL

E. Ray Kemp      74   Former Vice   1970  Class A   70,812  (12)  .1%
(b)                   Chairman of the     Class B      None
                      Board and Chief
                      Administrative
                      Officer of the
                      Company. Retired 1992.

Jackson T.       75   Chairman,     1997  Class A    21,000 (13)    *
Stephens              Stephens            Class B      None
(b)                   Group, Inc.
                      Little Rock, AR

William H.       68   Managing      1994  Class A     7,000 (14)    *
Sutton                Partner,            Class B      None
(b)                   Friday, Eldredge
                      & Clark, Attorneys
                      Little Rock, AR

All Nominees and                          Class A 6,506,908(15)(16) 6.1%
Executive  Officers                       Class B 3,985,776(15)    99.2%
as a Group (a total of 25 persons)

(a)  Class A Director
(b)  Class B Director
*Denotes less than 0.1%

(1)    Based   on   information  furnished  by   the   respective
       individuals.

(2) William Dillard is a director and officer of W. D. Company, Inc. and owns 21.3% of the outstanding voting stock of such company. William Dillard II, Alex Dillard and Mike Dillard are sons of William Dillard and are directors and officers of W. D. Company, Inc. and own 25.1%, 23.3% and 22.0%, respectively, of the outstanding voting stock of such company.

(3) Includes 41,496 shares of Class A Common Stock and 3,985,776 of Class B Common Stock owned by W. D. Company, Inc., in which shares William Dillard, William Dillard II, Alex Dillard and Mike Dillard are each deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. See "Principal Holders of Voting Securities." William Dillard and his wife individually own 334,522 and 2,772 shares, respectively, of Class A Common Stock; he has sole voting power with respect to 19,485 shares held in trust for three minor children and has the right to acquire beneficial ownership of 603,000 shares pursuant to currently exercisable options granted under Company stock option plans. William Dillard II individually owns 574,921 shares of Class A Common Stock and has the right to acquire beneficial ownership of 727,028 shares pursuant to currently exercisable options granted under Company stock option plans. Alex Dillard and his wife individually own 391,072 and 37,961 shares, respectively, of Class A Common Stock, and he has the right to acquire beneficial ownership of 726,951 shares pursuant to currently exercisable options granted under Company stock option plans. Mike Dillard individually owns 280,708 shares of Class A Common Stock, has sole voting power with respect to 31,305 shares held in trust for three minor children and has the right to acquire beneficial ownership of 700,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(4) Calvin N. Clyde owns 5,087 shares of Class A Common Stock and has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(5) Includes nine shares owned by his wife. Robert C. Connor owns 13,000 shares of Class A Common Stock and has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(6) Drue Corbusier owns 106,584 shares of Class A Common Stock and has the right to acquire beneficial ownership of 320,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(7) Will D. Davis owns 11,040 shares of Class A Common Stock and has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(8) James I. Freeman individually owns 88,398 shares and has the right to acquire beneficial ownership of 317,260 shares pursuant to currently exercisable options granted under Company stock option plans.

(9) John Paul Hammerschmidt has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(10) William B. Harrison, Jr. and his wife individually own 2,700 and 3,300 shares, respectively, of Class A Common Stock, and he has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(11) Johnson Publishing Company, Inc., of which John H. Johnson is President and Publisher, owns 3,000 shares of Class A Common Stock, and he has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(12) E. Ray Kemp and his wife individually own 27,693 and 37,119 shares, respectively, of Class A Common Stock and he has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(13) Jackson T. Stephens owns 15,000 shares of Class A Common Stock and has the right to acquire beneficial ownership of 6,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(14) William H. Sutton owns 4,000 shares of Class A Common Stock and has the right to acquire beneficial ownership of 3,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(15) The shares in which William Dillard, William Dillard II, Alex Dillard and Mike Dillard are deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. have been included in this computation only once and were not aggregated for such purpose.

(16) Includes the right to acquire beneficial ownership of 4,166,775 shares pursuant to currently exercisable options granted under Company stock option plans.

   The following nominees for director also hold directorships in the designated companies:

     Name                     Director of

William Dillard II         Acxiom   Corporation   and,
                           Barnes & Noble, Inc.

John Paul Hammerschmidt    American Freightways Corporation,
                           First  Federal  Bank of Arkansas,  and
                           Southwestern Energy Co.

William B. Harrison, Jr.   Chase Manhattan Corporation, and
                           Freeport-McMoRan Copper and Gold, Inc.


  The business associations of the nominees as shown in the table under "Nominees for Election as Directors" have been continued for more than five years, except that prior to 1998 William Dillard was Chief Executive Officer of the Company, Drue Corbusier was Vice President of the Company, Alex Dillard was Executive Vice President of the Company and William Dillard II was President and Chief Operating Officer of the Company. Each nominee for Director was elected to the Board of Directors at the annual meeting of stockholders held May 16, 1998.

  The Board of Directors met six times during the last 12 months, on May 12, May 16, July 16, August 10, and December 11, 1998, and
March 20, 1999

   Audit  Committee members are Calvin N. Clyde,  Jr.,  Chairman;
John  H. Johnson; E. Ray Kemp; and William H. Sutton.  The  Audit
Committee held three meetings during the year.

   The Executive Compensation and Stock Option Committee members are Robert C. Connor; Will D. Davis, Chairman; John Paul
Hammerschmidt; and William B. Harrison. The Executive Compensation and Stock Option Committee held three meetings during the year.

  Of the nominees for director Jackson T. Stephens and William H. Sutton attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the board on which they served.

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash and Other Compensation

     The following table sets forth, for the fiscal years indicated, the cash and other compensation provided by the Company and its subsidiaries to the Chief Executive Officer and each of the four most highly compensated executive officers (the "named executive officers") of the Company in all capacities in which they served.

                        Summary Compensation Table

                                                        Long Term Compensation
                       Annual Compensation                    Awards            Payouts
    (a)            (b)    (c)      (d)         (e)           (f)          (g)       (h)       (i)
                                           Other Annual   Restricted   Securities   LTIP   All Other
Name and Principal Year Salary($) Bonus($)  Compensation    Stock      Underlying Payouts Compensation
Position                                       ($)        Award(s)($)  Options/    ($)     ($)(1)
                                                                        SARs(#)

Willam Dillard II  1998 $650,000 $  650,000   --            --          150,000    --    $244,823          $244,82
Chief              1997  630,000  1,150,000   --            --          150,000    --     165,200
Executive          1996  610,000    900,000   --            --          150,000    --     122,630
Officer

Alex Dillard       1998  560,000    650,000   --            --          150,000    --     210,080
President          1997  540,000  1,150,000   --            --          150,000    --     152,440
                   1996  520,000    900,000   --            --          150,000    --     110,420


Mike Dillard       1998  500,000    340,000   --            --          100,000    --     155,639
Executive Vice     1997  480,000    600,000   --            --          150,000    --     110,750
President          1996  465,000    550,000   --            --          150,000    --      83,800


Drue Corbusier     1998  450,000   300,000    --            --          100,000    --      92,600
Executive Vice     1997  420,000   400,000    --            --           70,000    --      72,166
President          1996  400,000   250,000    --            --           60,000    --      41,514



James I. Freeman   1998  445,000   250,000    --            --          100,000    --     105,758
Senior Vice        1997  425,000   400,000    --            --           70,000    --      71,700
President and      1996  410,000   250,000    --            --           60,000    --      53,000
Chief Financial
Officer


(1) Amounts represent the Company's defined contributions for the benefit of the named executive officers pursuant to its Retirement Plan.

Stock Option Grants

   The following table sets forth information concerning stock options granted under the Company's 1998 Stock Option Plan to the named executive officers:

             Option/SAR Grants in Last Fiscal Year

                                                                            Potential Realizable
                                                                           Value at Assumed
                                                                           Annual Rates of
                                                                             Stock Price
                                                                           Appreciation for
                     Individual Grants                                             Option Term
      (a)           (b)            (c)          (d)           (e)             (f)         (g)
                 Number of     % of Total
                 Securities    Options/SARs
                 Underlying    Granted to
                 Option/SARs   Employees in  Exercise or   Expiration
   Name          Granted(#)(1) Fiscal Year   Base Price      Date            5% ($)     10% ($)  $)

William Dillard II  150,000        9.2%        $40.22       5/16/2005     $2,456,138  $5,723,588    $5,72

Alex Dillard        150,000        9.2          40.22       5/16/2005      2,456,138   5,723,588

Mike Dillard        100,000        6.2          40.22       5/16/2005      1,637,425   3,815,725

Drue Corbusier      100,000        6.2          40.22       5/16/2005      1,637,425   3,815,725

James I. Freeman    100,000        6.2          40.22       5/16/2005      1,637,425   3,815,725


(1)If payment for shares upon exercise of any of these options is made with shares of the Company's common stock owned by the optionee, the optionee shall be granted on that date an option ("Reload Option") to purchase a number of shares equal to the number of shares tendered to the Company. The exercise price of the Reload Option shall be the market price of the Company's common stock on the Reload Option grant date, and the expiration date of the Reload Option shall be the same as that of the original option.

Stock Option Exercises and Holdings

   The following table sets forth information concerning stock options exercised during the last fiscal year and stock options held as of the end of the last fiscal year by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
 OPTION/ SAR VALUES

      (a)            (b)           (c)            (d)                     (e)
                                            Number of Securites
                                            Underlying             Value of Unexercised
                                            Unexercised Options/     In-the-Money
                                             SARs at FY-End (#)         Options/
   Name        Shares Acquired    Value                               SARs at FY-End
               on Exercise (#)   Realized($)                              ($)(1)
                                            Exercisable             Exercisable
                                                     Unexercisable           Unexercisable
William Dillard II    0         $    0        727,028     0          $    0     $   0

Alex Dillard          0              0        726,951     0               0         0

Mike Dillard          0              0        700,000     0               0         0

Drue Corbusier        0              0        320,000     0               0         0

James I. Freeman      0              0        317,260     0               0         0


(1)Represents the amount by which the market price at fiscal year end of the shares underlying unexercised options exceeds the exercise price for such shares.

Pension Plan

  The following table shows the estimated annual benefits payable pursuant to the Company's pension plan to persons in specified compensation and years of service categories upon retirement.

                       Pension Plan Table

                         Years of Service
Remuneration      15       20         25          30        35

  300,000       67,500    92,066    117,066    142,066    167,066
  350,000       79,566   108,733    137,900    167,066    196,233
  400,000       92,066   125,400    158,733    192,066    225,400
  450,000      104,566   142,066    179,566    217,066    254,567
  500,000      117,066   158,733    200,400    242,067    283,733
  550,000      129,566   175,400    221,233    267,067    312,900
  600,000      142,066   192,066    242,067    292,067    342,067
  650,000      154,566   208,733    262,900    317,067    371,233
  700,000      167,066   225,400    283,733    342,067    400,400

   A participant's compensation covered by the Company's pension plan is his average salary (as reported in the Summary Compensation Table) for the last five years of his employment with the Company. The credited years of service for each of the named executive officers is as follows: William Dillard II, 30 years; Alex Dillard, 27 years; Mike Dillard, 27 years; Drue Corbusier, 30 years; and James I. Freeman, 10 years. Benefits shown are computed as a single life annuity with five years term certain beginning at age 65 and are not subject to deduction for social security or other offset amounts.

Compensation of Directors

   Directors who are not officers of the Company each receive an annual retainer of $30,000, $1,250 for attendance at each board meeting, $250 for each committee meeting, and actual travel expenses.

Compensation Committee Interlocks and Insider Participation

  The Company's Executive Compensation and Stock Option Committee is composed of Robert C. Connor; Will D. Davis; John Paul Hammerschmidt; and William B. Harrison. Mr. Davis is a partner of the law firm Heath, Davis & McCalla, which is retained by the Company for legal services.

Report of Executive Compensation and Stock Option Committee

   The following report addressing the Company's compensation policies for executive officers for fiscal 1998 is submitted by the Executive Compensation and Stock Option Committee (the
"Compensation Committee") of the Board of Directors.

General

The Compensation Committee, which is composed of independent directors who are not employees of the Company, establishes policies relating to the compensation of employees and oversees the administration of the Company's employee benefit plans. The compensation program of the Company has been designed (1) to provide compensation opportunities that are equivalent to those offered by comparable companies, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success, (2) to motivate key senior officers by rewarding them for attainment of profitability of the Company, and (3) to align the interests of executives with the long-term interests of stockholders by awarding stock options to executives as part of the compensation provided to them.

In order to develop a competitive compensation package for the executive officers of the Company, the Compensation Committee compares the Company's compensation package with those of a comparison group. The comparison group is composed of department stores, specialty stores and other public companies that were family-founded and continue to be family-managed. Not all of the companies in the comparison group are included in the Standard & Poor's Department Store Index. The Compensation Committee
believes that the companies in the comparison group are comparable to the Company in management style and management culture. Although the Compensation Committee has made these comparisons, it also has taken into account that as the Company has grown in size, the number of senior executives has not grown proportionately, so that the number of senior executives retained by the Company is lower than the number of senior executives at other companies of similar size.

Currently, the Company's compensation program consists of salary, annual cash performance bonus based on the profitability of the Company, and long-term incentive opportunities in the form of stock options. The compensation program is focused both on short-
term   and   long-term  performance  of  the  Company,  rewarding
executives for both achievement of profitability and growth in stockholder value.

Salary -- Each year the Compensation Committee makes a recommendation to the Board establishing the salary for all executive officers. Such salary recommendations are made at the discretion of the Compensation Committee and are not specifically related to any company performance criteria as are both the cash performance bonus and stock option portions of the compensation program, which are discussed below. The Compensation Committee does, however, base any increase in salary recommendations on target salaries based on a regression analysis of salaries paid versus total revenues for the comparison group. For fiscal 1998, the salary recommendations made by the Compensation Committee were below the target salaries produced by this analysis.

Cash Performance Bonus -- Cash performance bonuses may be paid annually to senior management. For bonuses to be paid, however, the Company must have income before federal and state income taxes ("pre-tax income") for the fiscal year. The Compensation Committee, within ninety (90) days after the start of a fiscal year, designates those individuals in senior management eligible to receive a cash performance bonus. Bonuses are paid at the conclusion of a fiscal year from a bonus pool which is equal to one and one-half percent (1-1/2%) of the Company's pre-tax income plus three and one-half (3-1/2%) of the increase in pre-tax income over the prior fiscal year. When the Compensation Committee designates the individuals eligible to participate in the cash performance bonus program, it also designates the percent of the bonus pool each individual will be entitled to receive. The Compensation Committee retains at all times the authority to adjust downward the amount of bonus any individual may receive pursuant to the above-described formula. For fiscal 1998, the Company experienced a pre-tax income of $219,084,000 and no increase in pre-tax income over the prior fiscal year.

The Compensation Committee made a decision to adjust downward by approximately $1,100,000 the amount of bonus which the named executive officers would receive for fiscal 1998 pursuant to the cash performance bonus program.

Stock Options -- Stock option grants under the Company's 1998 Incentive and Non-Qualified Stock Option Plan are utilized by the Company for long-term incentive compensation for executive officers. These stock option grants relate their compensation directly to the performance of the Company's stock. The exercise price for the options granted is one hundred percent (100%) of the fair market value of the shares underlying such options on the date of grant and have value to the executive officers only if the Company's stock price increases. The stock options are exercisable on or after May 16, 1998. When making option grants, the Compensation Committee does not consider the number of options already held by an executive officer.

As discussed in previous Compensation Committee Reports, the Omnibus Budget Reconciliation Act of 1993 prevents public corporations from deducting as a business expense that portion of compensation exceeding $1 million paid to a named executive officer in the Summary Compensation Table. This deduction limit does not apply to "performance-based compensation." The Compensation Committee believes that the necessary steps have been taken to qualify as performance-based compensation the compensation paid under the cash performance bonus and stock option portions of the Company's compensation program.

Chief Executive Officer

In setting the Chief Executive Officer's compensation, the Compensation Committee makes the same determination with regard to salary, cash performance bonus and stock options as discussed above for the other named executive officers. For fiscal 1998, the increase in the Chief Executive Officer's salary over the prior fiscal year resulted in a salary lower than the target salary produced by the regression analysis discussed above

Robert C. Connor
John Paul Hammerschmidt
William B. Harrison
Will D. Davis, Chairman


Company Performance

  The graph below compares for each of the last five fiscal years the cumulative total returns on the Company's Class A Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Department Stores Index. The cumulative total return on the Company's Class A Common Stock assumes $100 invested in such stock on January 31, 1994 and assumes reinvestment of dividends.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS

   William  Dillard  II, Drue Corbusier, Alex  Dillard  and  Mike
Dillard are children of William Dillard.

   Mr.  William  H. Sutton is Managing Partner of  the  law  firm
Friday, Eldredge & Clark, which is retained by the Company for legal services.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Class A Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of stock of the Company.

   To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended January 30, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


Stockholder Proposal Concerning Child/Convict Labor

  The Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, NY 10003, owner of 31,300 shares of Class A Common Stock, The Sisters of Charity of Saint Vincent de Paul of New York, 6301 Riverdale Avenue, Bronx, NY 10471, owners of 200 shares of Class A Common Stock, and Aaron Merle Epstein, 10850 Riverside Drive, #412, North Hollywood, CA 91602, owner of 150 shares of Class A Common Stock have indicated that they intend to propose the following resolution for action at the meeting:

"RESOLVED: The shareholders of Dillard's, Inc. request the Board of Directors to prepare a report at reasonable expense describing Dillard's actions to ensure that it does not and will not do business with foreign suppliers who manufacture items for sale in the United States using forced labor, convict labor, or illegal child labor, or who fail to satisfy all applicable laws and standards protecting their employees' wages, benefits, working conditions, freedom of association, and other rights."

                      SUPPORTING STATEMENT

"As U.S. companies import more goods, concern is growing about working conditions in many nations that fall far below basic standards of fair and humane treatment. Several years ago, a controversy arose after reports that goods made by convicts in Chinese prisons were being imported into the United States for sale to consumers. The Tariff Act of 1930 makes it illegal to import any goods made by forced labor, including convict labor. China's use of prison labor and its record on human rights generally are issues in the debate about whether China should enjoy "most favored nation" trading status with the United States.

Public concern has also been voiced in the wake of reports that retail items were manufactured using illegal child labor, unsafe or unhealthy working conditions, and similar conditions. In April 1997, the White House Apparel Industry Partnership, which was appointed by President Clinton to make recommendations in this area, presented a report to the President setting out a Workplace Code of Conduct and Principles of Monitoring for the apparel and footwear industry. The standards in that report, if implemented comprehensively and diligently, are intended to eliminate poor working conditions for workers in the U.S. and abroad.

We are resubmitting this proposal because Dillard's imports many goods into the United States, and thus we as shareholders have a strong interest in learning what steps Dillard's is taking to monitor and control the conditions under which the goods it sells are produced. Reports that overseas suppliers are exploiting workers may damage a company's reputation and generate a consumer backlash.

In our view too, it makes good business sense to enforce strict sourcing standards. For example, there are subterfuges that suppliers can use to import goods made by forced labor into the United States. Also, when the federal government enforces applicable laws, it may hold companies liable for actions of their suppliers.

Strict standards and an active enforcement policy are thus vital for a company such as Dillard's. We therefore ask the Board to prepare a report giving investors data about Dillard's efforts to assure that it is not doing business with overseas suppliers that exploit workers. WE URGE YOU TO VOTE FOR THIS RESOLUTION!"

THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS
PROPOSAL FOR THE FOLLOWING REASONS:

        The Company recognizes the importance, as both an ethical and a business responsibility, of obtaining assurances that the products it sells are manufactured in accordance with all applicable laws and that the rights and welfare of workers around the world are respected.

         The Company has always been committed to the highest ethical conduct and strict compliance with the law in all its business dealings, including its relationships with its many suppliers. The Company is deeply concerned about the issues raised in the Proposal and believes it has already adequately addressed such issues as described below.

         Products sold at the Company's stores are supplied by independent suppliers who also supply other retail stores and chains. To a much lesser degree, the Company is also supplied by sources contracted by buying agents for the Company. The Company does not engage directly in manufacturing.

         The Company has previously addressed the concerns raised in the Proposal by implementation of the following policies and procedures:


            The Company has developed a formal business policy (the "Policy") which focuses on the workplace conditions of, and legal compliance by, foreign vendors and suppliers. The Policy was distributed to all of the Company's foreign vendors and suppliers to restate and reemphasize the Company's longstanding philosophy that no merchandise purchased by the Company will be manufactured with the use of illegal labor conditions.

            In furtherance of the Policy, the Company has renegotiated its agreements with foreign buying agents (including a buying office). These new buying agency agreements include prohibitions against illegal child labor and other forms of illegal employment, manufacturing, shipping, customs and environmental practices. Under the contract, a buying agent must use its best efforts to ensure that each vendor is in full compliance with any current, or later adopted, law of either the country of manufacture or the United States governing the use of child labor, prison labor, and/or governing the importation into the United States of merchandise produced with child labor as well as any other similar human rights statute, regulation or law. Buying agents must also follow policies and procedures which the Company implements to ensure that all such statutes, laws or regulations are followed. If a buying agent discovers a violation of such prohibitions, the buying agent must immediately notify the Company of such violation(s) or evidence of violation(s), so that appropriate action can be taken to rectify such violation(s). Under these agreements, among other measures, buying agents are required to periodically inspect factories to ensure compliance with these standards. Additionally, company employees personally inspect selected factories to verify compliance.

            The Company's philosophy also appears in the Company's Purchase Order Terms, Conditions & Instructions, which is the Company's standard form of purchase order and which is applicable to all transactions between the Company and all of its suppliers. The document explicitly requires each supplier to warrant and represent that its merchandise is manufactured in compliance with laws governing illegal working conditions.

            The Company has previously issued a press release announcing its business policy, which policy contains prohibitions against workplace abuse and also contains the steps taken by the Company to implement the policy. Futhermore, the Company has furnished a copy of that policy to interested shareholders, and will continue to so provide copies of that policy.

            Company believes that it has already addressed the concerns raised in the Proposal without further expenditure of valuable time and The funds. As the above reflects, the Company is committed to assuring that its suppliers treat their employees properly.

  FOR THE ABOVE REASONS, THE BOARD RECOMMENDS VOTING AGAINST THE PROPOSAL.

                        OTHER MATTERS

            Management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to herein should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment.

      STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

            Proposals of stockholders intended to be presented at the Company's annual meeting of stockholders in 1999 must be received by the Company at its principal executive offices not later than December 17, 1999 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                        ANNUAL REPORTS

            The Company's annual report for the fiscal year ended January 30, 1999 is being mailed with this Proxy
  Statement but is not to be considered as a part hereof.

                 INDEPENDENT PUBLIC ACCOUNTANTS

            A representative of Deloitte & Touche LLP, the Company's independent public accountants for fiscal year 1998 and the current year, will be present at the meeting, will have the opportunity to make a statement, and also will be available to respond to appropriate questions.

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST
  TO:

  DILLARD'S, INC.
  Post Office Box 486
  Little Rock, Arkansas  72203
  Attention:  James I. Freeman,
   Senior Vice President,
   Chief Financial Officer


                              By  Order of the Board of Directors


                                  JAMES I. FREEMAN
                                  Senior Vice President,
                                  Chief Financial Officer,
                                  Assistant Secretary

                THIS  PROXY  IS SOLICITED  ON  BEHALF OF THE BOARD OF
                DIRECTORS

Dillard's, Inc.
Post Office Box 486
Little Rock, Arkansas  72203    PROXY       The undersigned hereby appoints
Telephone No.(501)376-5200    William  Dillard  and  James  I.  Freeman  as
                              Proxies,  each with the power to appoint  his
                              substitute,  and  hereby authorizes  them  to
                              represent and vote, as designated below,  all
                              the  shares  of the Class A Common  Stock  of
                              Dillard's,  Inc.,  held  of  record  by   the
                              undersigned on March 31, 1999, at the annual meeting of stockholders to be held on May 15, 1999, or any adjournment thereof.


1.  ELECTION  OF  DIRECTORS.  / / FOR all Class  A   / / WITHHOLD  AUTHORITY
                                        nominees listed to vote for all
                                        below (except as Class A nominees
                                        marked to the contrary below)

(INSTRUCTION:   TO  WITHHOLD AUTHORITY TO VOTE FOR AN  INDIVIDUAL  NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class A Nominees

Robert C. Connor * Will D. Davis * John Paul Hammerschmidt * William B. Harrison, Jr. * John H. Johnson

        Management of the Company supports proposal 1.

2.   STOCKHOLDER PROPOSAL CONCERNING CHILD/CONVICT LABOR.
        (Management of the Company opposes this proposal.)

               / /  FOR         / /   AGAINST         / /   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSAL 2.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:                , 1999
                                  Signature



                                  Signature, if jointly held


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard's, Inc.
Post Office Box 486
Little Rock, Arkansas  72203    PROXY       The undersigned hereby appoints
Telephone No.(501)376-5200    William  Dillard  and  James  I.  Freeman  as
                              Proxies,  each with the power to appoint  his
                              substitute,  and  hereby authorizes  them  to
                              represent and vote, as designated below,  all
                              the  shares  of the Class B Common  Stock  of
                              Dillard's,  Inc.,  held  of  record  by   the
                              undersigned on March 31, 1999, at the annual meeting of stockholders to be held on May 15, 1999, or any adjournment thereof.


1.  ELECTION  OF  DIRECTORS.   / / FOR all Class  B    / /  WITHHOLD AUTHORITY
                                            nominees listed to vote for all
                                            below (except as Class B nominees
                                            marked to the contrary below)

(INSTRUCTION:   TO  WITHHOLD AUTHORITY TO VOTE FOR AN  INDIVIDUAL  NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class B Nominees

William Dillard * Calvin N. Clyde, Jr. * Drue Corbusier * Alex Dillard * Mike Dillard * William Dillard II * James I. Freeman * E. Ray Kemp * Jackson T. Stephens * William H. Sutton

Management of the Company supports proposal 1.

2.   STOCKHOLDER PROPOSAL CONCERNING CHILD/CONVICT LABOR.
            (Management of the Company opposes this proposal.)

                / /  FOR         / /  AGAINST        / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSAL 2.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:                , 1999
                                  Signature



                                  Signature, if jointly held


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.